UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2025

WESCO International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14989	25-1723342
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 West Station Square Drive
Suite 700
Pittsburgh, Pennsylvania		15219
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (412) 454-2200

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	WCC	New York Stock Exchange
Depositary Shares, each representing 1/1,000th interest in a share of Series A Fixed-Rate Reset Cumulative Perpetual Preferred Stock	WCC PR A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

WESCO International, Inc. (the “Company”) has provided notice of its intent to redeem all of its outstanding 10.625% Series A Fixed-Rate Reset Cumulative Perpetual Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), and the related depositary shares, each representing 1/1,000th of one share of Series A Preferred Stock (NYSE: WCC PR A - CUSIP No.: 95082P 303) (the “Depositary Shares”). Pursuant to the provisions of the Company’s Certificate of Designations of the Series A Preferred Stock, the Company is undertaking actions to redeem all of the 21,611.471 outstanding shares of Series A Preferred Stock, represented by 21,611,471 Depositary Shares, on June 22, 2025 (the “Redemption Date”).

The Series A Preferred Stock and corresponding Depositary Shares will be redeemed at a redemption price of $25,597.65625 per share of Series A Preferred Stock, or $25.59765625 per Depositary Share (the “Redemption Price”) (i.e., the sum of $25,000 per share of Series A Preferred Stock plus accrued and unpaid dividends of $597.65625 per share of Series A Preferred Stock to, but excluding, the Redemption Date, or $25.00 per Depositary Share plus accrued and unpaid dividends of $0.59765625 per Depositary Share to, but excluding, the Redemption Date).

Payment of the Redemption Price shall be made on or after June 22, 2025 as soon as practicable upon presentation and surrender of receipts evidencing Depositary Shares to Computershare Inc. and Computershare Trust Company, N.A. at one of the following addresses:

By Mail:

Attn: Corporations Actions

P.O. Box 43014

Providence, RI 02940-3014

By Overnight Delivery:

Attn: Corporate Actions

150 Royall Street

Canton, MA 02021

Holders who hold their Depositary Shares in book-entry form will be issued checks automatically and are not required to present and surrender receipts evidencing Depositary Shares.

From and after the Redemption Date, dividends shall cease to accrue on the shares of Series A Preferred Stock that are redeemed, shares of Series A Preferred Stock and corresponding Depositary Shares being redeemed shall no longer be deemed to be outstanding, and all rights of the holders of such shares shall forthwith cease and terminate, except the right of the holders thereof to receive, from the funds so set aside in trust, from and after such date, the Redemption Price, without interest.

The Company expects to record a gain of approximately $30 million to net income attributable to holders of common stock in the second quarter of 2025 as a result of the redemption of the Series A Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESCO International, Inc.
(Registrant)

Date: April 30, 2025	By:	/s/ David S. Schulz
	Name:	David S. Schulz
	Title:	Executive Vice President and Chief Financial Officer